EXHIBIT 23(b)


                              ARTHUR ANDERSEN LLP







                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Unity Bancorp, Inc.



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated September 26, 1996 included in Unity Bancorp, Inc.'s annual report for the year ended December 31, 1995 which is included in Unity Bancorp, Inc.'s registration statement No. 333-12565 on Form SB-2 and to all references to our firm included in or made a part of this registration statement.


                                          /s/ ARTHUR ANDERSEN LLP

Roseland, New Jersey
January 28, 1996

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